Exhibit 10.1

SIXTH AMENDMENT TO REVOLVING LINE OF CREDIT LOAN
AGREEMENT, TERM LOAN AGREEMENT AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO REVOLVING LINE OF CREDIT LOAN AGREEMENT, TERM LOAN AGREEMENT AND SECURITY AGREEMENT (this “Sixth Amendment”) is made as of March 1, 2010, by and among EF JOHNSON TECHNOLOGIES, INC., a Delaware corporation (formerly known as EFJ, Inc.), E.F. JOHNSON COMPANY, a Minnesota corporation (successor-by-merger to Transcrypt International, Inc.), and 3e TECHNOLOGIES INTERNATIONAL, INC., a Maryland corporation (collectively, jointly and severally, the “Borrower”), all having an address at c/o EF Johnson Technologies, Inc., 1440 Corporate Drive, Irving, Texas 75038; and BANK OF AMERICA, N.A., a national banking association (the “Lender”).

RECITALS

A.                                   The Borrower and the Lender are parties to that certain Revolving Line of Credit Loan Agreement and Security Agreement, dated as of November 15, 2002, as amended by that certain First Amendment to Revolving Line of Credit Loan Agreement and Security Agreement dated as of September 13, 2004, and as further amended by that certain Second Amendment to Revolving Line of Credit Loan Agreement and Security Agreement dated as of July 11, 2006 (the “Second Amendment”), and as further amended by that certain Third Amendment to Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security Agreement dated as of March 6, 2007, and as further amended by that certain Fourth Amendment to Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security Agreement dated as of March 10, 2008, and as further amended by that certain Fifth Amendment to Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security Agreement dated as of March 16, 2009 (as amended and in effect, the “Loan Agreement”).

B.                                     The Loan Agreement governs and secures (1) a certain revolving line of credit loan in the maximum principal amount of Ten Million and 00/100 Dollars ($10,000,000.00), which loan is evidenced by that certain Revolving Note dated as of November 15, 2002, as amended by that certain First Amendment to Revolving Note dated as of September 13, 2004, and as further amended by that certain Second Amendment to Revolving Note dated as of July 11, 2006, and as further amended by that certain Third Amendment to Revolving Note dated as of March 10, 2008, and as further amended by that certain Fourth Amendment to Revolving Note dated as of March 16, 2009, made by the Borrower payable to the Lender in the maximum principal amount of Ten Million and 00/100 Dollars ($10,000,000.00) (as amended and in effect, the “Revolving Note”); and (2) a certain term loan in the original principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00), evidenced by that certain Term Note dated as of July 11, 2006, as amended by that certain First Amendment to Term Note dated as of March 10, 2008, and as further amended by that certain Second Amendment to Term Note dated as of March 16, 2009, made by the Borrower payable to the

Lender in the original principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00) (as amended and in effect, the “Term Note”).

C.                                     Contemporaneously with the execution and delivery of this Sixth Amendment, the Borrower and the Lender are entering into (1) that certain Fifth Amendment to Revolving Note dated as of March 1, 2010 (the “Amendment to Revolving Note”), (2) that certain Third Amendment to Term Note dated as of March 1, 2010 (the “Amendment to Term Note”), and (3) that certain First Amendment to Pledge Agreement dated as of March 1, 2010 (the “Amendment to Pledge Agreement”).

D.                                    The Borrower is not in compliance with one or more of the financial covenants set forth in Section 6.14 of the Loan Agreement for one or more of the fiscal quarters of the Borrower ending (i) March 31, 2009, (ii) June 30, 2009, (iii) October 31, 2009, and/or (iv) December 31, 2009.  The Borrower has made a request to the Lender to waive such financial covenant defaults on a one time basis.  The Lender is willing to waive such financial covenant defaults on a one time basis, subject to (a) the terms and conditions set forth in this Sixth Amendment, and (b) the further amendment of the Loan Agreement (1) to reduce the maximum principal amount of the line of credit governed and secured by the Loan Agreement, (2) to obtain additional security for the loans governed and secured by the Loan Agreement, and (3) for certain other purposes, as more fully set forth hereafter.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

1.                                       Capitalized Terms. Capitalized terms used in this Sixth Amendment but not defined herein have the meanings ascribed to them in the Loan Agreement.

2.                                       Representations and Warranties.  To induce the Lender to enter into this Sixth Amendment, the Borrower provides the following representations and warranties to the Lender:

a.                                       The Borrower’s books and records properly reflect the Borrower’s financial condition, and no material adverse change in the Borrower’s financial condition has occurred since the last date that the Borrower provided financial reports to the Lender;

b.                                      No litigation which, in the aggregate, is material to Borrower’s operations or financial condition, is pending or threatened against the Borrower of which the Borrower has not informed the Lender in writing or which is not disclosed in the Borrower’s required public filings with the Securities and Exchange Commission;

c.                                       Except as set forth in the Recitals to this Sixth Amendment with respect to Borrower’s noncompliance with the financial covenants set forth in Section 6.14 of the Loan Agreement, the Borrower is in compliance with all provisions of the Loan

Agreement, with all provisions of the other Loan Documents, and with all applicable laws and regulations;

d.                                      The Borrower has the power and authority to enter into this Sixth Amendment, to perform its obligations hereunder, to execute all documents, instruments, and agreements required in connection herewith or related hereto, and to incur the obligations provided for herein, all of which have been duly authorized and approved in accordance with the Borrower’s organizational documents;

e.                                       This Sixth Amendment, together with all documents, instruments, and agreements required in connection herewith or related hereto, constitute the valid and legally binding obligations of the Borrower in accordance with their respective terms;

f.                                         The obligations of the Borrower under the Loan Documents remain valid and enforceable obligations, and the execution and delivery of this Sixth Amendment and the other documents executed in connection herewith shall not be construed as a novation of the Loan Agreement or the other Loan Documents; and

g.                                      There have been no changes to the Borrower’s organizational documents as of the date of this Sixth Amendment, except (i) with respect to the merger of Transcrypt International, Inc., a Delaware corporation, with and into E.F. Johnson Company on April 1, 2009, which the Lender hereby acknowledges and consents to, and (ii) as have been fully disclosed and previously delivered to the Lender, and all of the Borrower’s organizational documents previously delivered to the Lender in conjunction with the Loan Agreement remain in full force and effect and unmodified.

3.                                       Acknowledgement of Indebtedness.  The Borrower hereby acknowledges and agrees that, in accordance with the terms and conditions of the Loan Documents, it is liable to the Lender as follows:

a.                                       Owed under the Revolving Note as of February 19, 2010:

Principal	$0.00
Interest	$0.00

Total	$0.00

b.                                      Owed under the Term Note as of February 19, 2010:

Principal	$15,000,000.00
Interest	$100,243.26

Total	$15,100,243.26

c.                                       For all amounts now due, or hereafter coming due, to the Lender under or in connection with any credit card agreements, Letters of Credit (including, without limitation, that certain outstanding Letter of Credit in the amount of $750,000.00), banker’s acceptances, automated clearinghouse agreements, cash management agreements, deposit account agreements, or similar account agreements or arrangements and/or under any hedge or swap agreements.

d.                                      For all interest accruing upon the principal balances of  the Notes from and after February 19, 2010, and for all fees, costs, expenses, and costs of collection (including attorneys’ fees and expenses) heretofore or hereafter accruing or incurred by the Lender in connection with the Loan Documents, including, without limitation, all reasonable attorneys’ fees and expenses incurred in connection with the negotiation and preparation of this Sixth Amendment and all documents, instruments, and agreements required in connection herewith or related hereto (collectively, the “Amendment Documents”).

Hereinafter all amounts due as set forth in this Paragraph 3, and all amounts payable under or in connection with this Sixth Amendment, and all other amounts due under the Loan Documents, as amended hereby, shall be referred to collectively as the “Obligations”.

4.                                       Waiver of Claims; Release. In consideration of Lender’s agreements set forth herein, the Borrower hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Lender or the Lender’s officers, directors, employees, attorneys, representatives, predecessors, parent, subsidiaries, shareholder, affiliates, successors, and assigns (collectively, the “Lender Parties”) with respect to the Obligations, the Loan Documents, and/or the transactions related thereto, and that if the Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Lender Parties, or any one of them, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Sixth Amendment, all of them are hereby expressly WAIVED, and the Borrower hereby RELEASES the Lender Parties from any liability therefor.

5.                                       Ratification of Loan Documents; Cross-Default; Cross-Collateralization; Further Assurances.  The Borrower:

a.                                       Hereby ratifies, confirms, and reaffirms all and singular the terms and conditions of the Loan Documents.  The Borrower further acknowledges and agrees that except as specifically amended in this Sixth Amendment and the Amendment Documents, all terms and conditions of the Loan Documents shall remain in full force and effect;

b.                                      Hereby ratifies, confirms, and reaffirms that (i) the obligations secured by the Loan Documents include, without limitation, the Obligations, and any future modifications, amendments, substitutions or renewals thereof, (ii) all Collateral, whether now existing or hereafter acquired, granted to the Lender pursuant to the Loan Documents, the Amendment Documents, or otherwise shall secure all of the Obligations until full and final payment of the Obligations, and (iii) the occurrence of a default and/or event of default under any Loan Document and/or any Amendment Document shall constitute an event of default under all of the Loan Documents and all of the Amendment Documents, it being the express intent of the Borrower that all of the Obligations be fully cross-collateralized and cross-defaulted; and

c.                                       Shall, from and after the execution of this Sixth Amendment, execute and deliver to the Lender whatever additional documents, instruments, and agreements that the Lender may require in order to vest or perfect the Loan Documents and the Amendment Documents and the collateral granted herein and therein more securely in the Lender and to otherwise give effect to the terms and conditions of this Sixth Amendment and the other Amendment Documents.

6.                                       Conditions Precedent.  The Lender’s agreements set forth herein shall not be effective unless and until each of the following conditions precedent have been fulfilled, all as determined by the Lender in its sole and exclusive discretion:

a.                                       The Borrower shall have executed and delivered to the Lender the Amendment to Revolving Note in the form attached hereto as Exhibit “A”;

b.                                      The Borrower shall have executed and delivered to the Lender the Amendment to Term Note in the form attached hereto as Exhibit “B”;

c.                                       The Borrower shall have executed and delivered to the Amendment to Pledge Agreement in the form attached hereto as Exhibit “C”;

d.                                      The Lender shall have conducted a field examination of the Borrower, including a review and testing of the financial books and records of the Borrower, which field examination shall be satisfactory to the Lender in all respects and be conducted at the sole cost and expense of the Borrower with all such costs and expenses being reimbursed to the Lender upon demand, and the Borrower shall fully cooperate with the Lender and its field examiner, and/or their respective agents in conjunction with such field examination;

e.                                       The Borrower shall have paid the portion of the Amendment Fee due on or before the execution of this Sixth Amendment, as set forth in Paragraph 14 hereof.

f.                                         All action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this Sixth Amendment and the other Amendment Documents shall have been duly and effectively taken and evidence thereof satisfactory to the Lender shall have been provided to the Lender; and

g.                                      This Sixth Amendment, and the other Amendment Documents, shall be executed and delivered to the Lender by the parties thereto, shall be in full force and effect and shall be of form and substance satisfactory to the Lender.

7.                                       Waiver of Covenant Defaults; Next Quarterly Testing. The Lender hereby waives the following specific Events of Default arising under the Loan Agreement:

a.                                       The failure of the Borrower to comply with the Funded Debt to EBITDA covenant set forth in Section 6.14 of the Loan Agreement, for the fiscal quarter ending December 31, 2009;

b.                                      The failure of the Borrower to comply with the Fixed Charge Coverage Ratio covenant set forth in Section 6.14 of the Loan Agreement, for the fiscal quarter ending December 31, 2009; and

c.                                       The failure of the Borrower to comply with the Minimum Quarterly EBITDA covenant set forth in Section 6.14 of the Loan Agreement, for the fiscal quarter ending December 31, 2009.

This waiver relates only to the specific Events of Default identified above for the specific time period indicated, is a one-time waiver, and shall not be deemed to constitute (x) a continuing waiver of the provisions of Section 6.14 of the Loan Agreement, or a waiver of any other provisions of the Loan Agreement or of the other Loan Documents, or (y) a waiver of any other Events of Default, whether now existing or hereafter arising.

Furthermore, the Lender shall not be testing for compliance of the financial covenants set forth in Section 6.14 of the Loan Agreement for the quarter ending March 31, 2010 and hereby waives compliance by the Borrower with such covenants for such quarter.

8.                                       Amendments to Loan Agreement.

a.                                       Definitions.  The following definitions set forth in Section 1.1 of the Loan Agreement are hereby amended as follows:

i                                             Definition of Borrower.  The definition of “Borrower” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following inserted in its place:

““Borrower” means EF Johnson Technologies, Inc. (formerly known as EFJ, Inc.), E.F. Johnson Company, and 3e Technologies International, Inc., and to each such Person or to all of them, as the context may require, and the representations and obligations hereunder of the Persons comprised by the term “Borrower” shall be joint and several.  For purposes of testing compliance with the financial covenants hereinafter, the negative covenants hereinafter, and pricing under the Revolving Note or the Term Note that is based on the Borrower’s financial performance, financial information concerning the Borrower shall mean financial information for EF Johnson Technologies, Inc. (formerly known as EFJ, Inc.), E.F. Johnson Company, and 3e Technologies International, Inc., stated on a consolidated basis.  In addition, the financial reporting to be provided by the Borrower shall be provided for EF Johnson Technologies, Inc. (formerly known as EFJ, Inc.), E.F. Johnson Company, and 3e Technologies International, Inc., on a consolidated and consolidating basis unless otherwise requested by the Lender.”

ii                                          Definition of Letter of Credit Sublimit.  The definition of “Letter of Credit Sublimit” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following inserted in its place:

““Letter of Credit Sublimit” means Three Million Seven Hundred Fifty Thousand and 00/100 Dollars ($3,750,000.00).”

iii                                       Definition of Maximum Revolving Commitment Amount.  The definition of “Maximum Revolving Commitment Amount” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following inserted in its place:

““Maximum Revolving Commitment Amount” means Three Million Seven Hundred Fifty Thousand and 00/100 Dollars ($3,750,000.00), or such lesser amount that the Borrower may request as hereinafter provided.”

iv                                      Definition of Performance Pricing Grid.  The definition of “Performance Pricing Grid” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety.

v                                         Definition of Revolving Loan.  The definition of “Revolving Loan” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following inserted in its place:

““Revolving Loan” means the revolving loan facility made available by the Lender to the Borrower pursuant to this Agreement in the maximum principal amount of Three Million Seven Hundred Fifty Thousand and 00/100 Dollars ($3,750,000.00), evidenced by the Revolving Note.”

vi                                      Definition of Revolving Note.  The definition of “Revolving Note” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following inserted in its place:

““Revolving Note” means the Borrower’s promissory note entitled Revolving Note, dated as of November 15, 2002, as amended by that certain First Amendment to Revolving Note dated as of September 13, 2004, and as further amended by that certain Second Amendment to Revolving Note dated as of July 11, 2006, and as further amended by that certain Third Amendment to Revolving Note dated as of March 10, 2008, and as further amended by that certain Fourth Amendment to Revolving Note dated as of March 16, 2009, and as further amended by that certain  Fifth Amendment to Revolving Note dated as of February     , 2010 payable to the order of the Lender in the maximum principal amount of Three Million Seven Hundred Fifty Thousand and 00/100 Dollars ($3,750,000.00), and evidencing the Borrower’s obligation to repay the Revolving Loan, as said Revolving Note may be further amended from time to time.”

b.                                      Amendment to Unused Line Fee.                  The following is hereby inserted in to the Loan Agreement as Section 2.4b. to replace the former Section 2.4b. which was deleted pursuant to the Second Amendment:

“b.                                an unused fee on any difference between the Maximum Revolving Commitment Amount and the amount of the Revolving Loan the Borrower actually uses, determined by the average of the daily amount of the Revolving Loan outstanding during each month (including the amount of any LOC Obligations).  The fee will be calculated at fifty (50) basis points per year.  The fee is calculated and payable monthly, in arrears, commencing on February 1, 2010 until the expiration of the availability of Advances under this Agreement.”

9.                                       Prepayments.  The Lender hereby agrees that partial prepayments of the Obligations do not, on their own, require the termination of the hedge or swap agreements currently in effect between the Lender and the Borrower, or require the payment of a prepayment fee or premium thereunder, provided, however, that the Borrower acknowledges and agrees that reductions in the outstanding amount of the Obligations as a result of partial prepayments may not be recognized under any such hedge or swap agreements(1).

10.                                 Discretionary Advances.  From and after the date of execution of this Sixth Amendment, all Advances shall be on a discretionary basis.  In connection therewith, the Lender may, but is not obligated to, make discretionary advances, loans, or other financial accommodations (hereinafter, collectively, “Discretionary Advances”) to the Borrower under the Revolving Note on a day to day basis.  In connection therewith:

a.                                       The Lender’s decision to make any Discretionary Advances shall be completely within the discretion of the Lender, and a decision to make one or more Discretionary Advances will not be an indication that any future Discretionary Advances will be made.  The Lender expressly reserves the right, without further notice, to cease making Discretionary Advances at any time the Lender deems appropriate.

b.                                      Requests for Discretionary Advances shall be made in accordance with the provisions of the Loan Agreement and the other Loan Documents.

c.                                       To the extent that the Lender does make Discretionary Advances, all such Discretionary Advances shall: (i) be made in accordance with, and subject to, the provisions of the Loan Agreement and the other Loan Documents, (ii) be made, if at all, subject to the Allowed Amount of Advances, (iii) constitute part of the Revolving Loan, and (iv) be secured by all of the Collateral.

d.                                      The making of any Discretionary Advances in excess of the Allowed Amount of Advances, or otherwise than in strict conformance with the terms of the Loan Agreement or of the other Loan Documents is for the Borrower’s benefit and does not in any way affect the unconditional obligation of the Borrower to repay such Discretionary Advances and all other amounts due under the Loan Agreement and the other Loan Documents in accordance with the terms thereof.

e.                                       It is specifically acknowledged and agreed that the Lender shall have the right, at any time and for any reason, to refuse to make any Discretionary Advances to the Borrower regardless of whether or not (i) the Borrower is in compliance with the terms and conditions of the Loan Agreement and the other Loan Documents, (ii) a default or an

(1) By way of example, and for the avoidance of doubt, if the outstanding principal balance of the Term Loan is Fifteen Million and 00/100 Dollars ($15,000,000.00) and the Borrower prepays the Term Loan such that the outstanding principal balance thereof is then Ten Million and 00/100 Dollars ($10,000,000.00), the Borrower acknowledges that it  may be required to continue to make payments under a hedge or swap agreement as if the outstanding principal balance of the Term Loan was still Fifteen Million and 00/100 Dollars ($15,000,000.00).

Event of Default has occurred, or (iii) the Discretionary Advances will not exceed the Allowed Amount of Advances.

11.                                 Letters of Credit.  Notwithstanding anything in any Letter of Credit, Letter of Credit Agreement, or any other Loan Document to the contrary, from and after the date of execution of this Sixth Amendment, the Borrower and the Lender agree that (i) the expiry date(s) of any outstanding Letter(s) of Credit will not be extended beyond the original expiry date(s) set forth in such Letter(s) of Credit (or if such original expiry date was extended prior to the date hereof, then beyond any such extended expiry date), and (ii) shall not issue any additional Letter(s) of Credit to the Borrower unless the Borrower provides the Lender with cash collateral for such Letter(s) of Credit in an amount equal to one hundred two percent (102.0%) of the face amount(s) of such Letter(s) of Credit.

12.                                 Additional Cash Collateral.  In addition to any other Collateral, the Borrower shall, as additional security for the Obligations:

a.                                       Contemporaneously with the execution and delivery of this Sixth Amendment, execute and deliver to the Lender the Amendment to Pledge Agreement, which, among other things, shall amend that certain Pledge Agreement dated March 16, 2009 by and between the Borrower and the Lender to include all Obligations within the definition of “Indebtedness” set forth therein.

b.                                      Within three (3) Business Days following the Borrower’s receipt of substantially all of the amounts currently due and outstanding as of the date of this Sixth Amendment from the State of California in connection with Accounts related to (i) the California Highway Patrol, and (ii) the California Department of Transportation, but in no event later than June 15, 2010, deliver to the Lender, in good and collected funds, the sum of One Million and 00/100 Dollars ($1,000,000.00) (the “A/R Cash Pledge”), to be deposited as additional cash collateral in the account pledged to the Lender pursuant to the Pledge Agreement (the “Pledged Account”) and held by the Lender (along with any and all interest thereon, provided that the Lender agrees to release such interest to the Borrower as long as no default or Event of Default has occurred under the Loan Documents and provided that such release will not cause the amount in the Pledged Account to drop below a sum reasonably acceptable to the Lender in its sole and exclusive discretion), until the earlier to occur of (1) full satisfaction and payment by Borrower of all Obligations, or (2) the Lender providing, in a writing signed by the Lender, a release of the A/R Cash Pledge as collateral for the Obligations (it being acknowledged and agreed that the decision by the Lender to provide any such written release shall be made by the Lender in its sole and exclusive discretion and may be withheld by the Lender for any reason or no reason).

c.                                       On or before June 15, 2010, deliver to the Lender, in good and collected funds, the sum of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) (the “Additional Cash Pledge”), to be deposited as additional cash collateral in the Pledged Account and held by the Lender (along with any and all interest thereon, provided that the Lender agrees to release such interest to the Borrower as long as no default or Event of Default has occurred under the Loan Documents and provided that such release will not cause the amount in the Pledged Account to drop below a sum reasonably acceptable to the Lender in its sole and exclusive discretion), until the earlier to occur of (1) full satisfaction and payment by Borrower of all Obligations, or (2) the Lender providing, in a writing signed by the Lender, a release of the Additional Cash Pledge as collateral for the Obligations (it being acknowledged and agreed that the decision by the Lender to provide any such written release shall be made by the Lender in its sole and exclusive discretion and may be withheld by the Lender for any reason and no reason).

d.                                      The A/R Cash Pledge and the Additional Cash Pledge shall be part of the “Collateral”, as such term is defined in the Loan Agreement and the Pledge Agreement.  The Borrower hereby grants to the Lender a first priority security interest in the A/R Cash Pledge and the Additional Cash Pledge as collateral for the Obligations.  There shall not exist, at any time, any lien or encumbrance against the A/R Cash Pledge and/or the Additional Cash Pledge except as permitted under the Loan Agreement or the other Loan Documents, or which would otherwise be for the benefit of the Lender.  The Borrower shall take all such further actions as the Lender may request to facilitate the Lender obtaining a first priority perfected security interest in and to the A/R Cash Pledge and/or the Additional Cash Pledge and all products and proceeds thereof.

13.                                 Supplemental Financial Reporting.  In addition to the financial reporting currently required under the Loan Documents, on (i) the date of the execution of this Sixth Amendment, (ii) March 5, 2010, (iii) April 9, 2010, (iv) May 7, 2010, and (v) June 7, 2010, the Borrower shall provide the Lender with a thirteen (13) week rolling cash flow report and forecast of the Borrower’s business operations in form and substance satisfactory to the Lender in its sole and exclusive discretion (each a “Cash Flow Report”), which Cash Flow Reports shall include a comparison of the most recent Cash Flow Report to actual results of the Borrower’s business operations for the prior month.

14.                                 Fees.  In consideration of the Lender’s agreements set forth herein, the Borrower shall pay the Lender the following fees:

a.                                       A fee (the “Amendment Fee”) in the following amounts on the following dates:

i                                             on or before the date of the execution of this Sixth Amendment, an amount equal to $109,968.74;

ii                                          on or before April 19, 2010, an amount equal to one-quarter of one percent (0.25%) of the result of the following:

(x) the sum of the Maximum Revolving Commitment Amount, plus

(y) the outstanding principal balance of the Term Loan as of April 15, 2010, less

(z) the current balance of all cash collateral pledged to the Lender pursuant to the Pledge Agreement as of April 15, 2010; and

iii                                       on or before June 18, 2010, an amount equal to one-quarter of one percent (0.25%) of the result of the following:

(x) the sum of the Maximum Revolving Commitment Amount, plus

(y) the outstanding principal balance of the Term Loan as of June 15, 2010, less

(z) the current balance of all cash collateral pledged to the Lender pursuant to the Pledge Agreement as of June 15, 2010;

The Amendment Fee shall be: (a) fully earned as of the date of the execution of this Sixth Amendment, (b) retained by the Lender as a fee and not applied in reduction of any other Obligations, and (c) part of the Obligations and secured by all of the Collateral.

b.                                      A fee (the “Retroactive Unused Line Fee”) in the amount of Five Thousand and 00/100 Dollars ($5,000.00).  The Retroactive Unused Line Fee shall be: (a) fully earned as of the date of the execution of this Sixth Amendment, (b) retained by the Lender as a fee and not applied in reduction of any other Obligations, (c) part of the Obligations and secured by all of the Collateral, and (d) paid to the Lender within three (3) Business Days of the date of the execution of this Sixth Amendment.

15.                                 Costs and Expenses.  The Borrower shall reimburse the Lender on demand for any and all unreimbursed costs, expenses, and costs of collection (including attorneys’ fees and expenses) heretofore or hereafter incurred by the Lender in connection with the protection, preservation, and enforcement by the Lender of its rights and remedies under the Loan Documents, this Sixth Amendment and/or the other Amendment Documents, including, without limitation, the negotiation and preparation of this Sixth Amendment and the other Amendment Documents.

16.                                 Arbitration.

This paragraph concerns the resolution of any controversies or claims between the Borrower and the Lender, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) the Loan Agreement or this Sixth Amendment (including any renewals, amendments, extensions, or modifications of the same); or (ii) any other Loan Document or Amendment Document (collectively, a “Claim”).

At the request of the Borrower or the Lender, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the “Act”).  The Act will apply even though the Loan Agreement provides that it is governed by the law of a specified state.

Arbitration proceedings will be determined in accordance with the Act, the applicable rules and procedures for the arbitration of disputes of JAMS or any successor thereof (“JAMS”), and the terms of this paragraph.  In the event of any inconsistency, the terms of this paragraph shall control.

The arbitration shall be administered by JAMS and conducted in any U.S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in Maryland.  All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million and 00/100 Dollars ($5,000,000.00), upon the request of any party, the Claims shall be decided by three arbitrators.  All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing.  However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days.  The arbitrator(s) shall provide a concise written statement of reasons for the award.  The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.  For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit.  Any dispute concerning this arbitration provision or whether a claim is arbitrable shall be determined by the arbitrator(s).  The arbitrator(s) shall have the power to award legal fees pursuant to the terms of the Loan Agreement.

This paragraph does not limit the right of the Lender to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or nonjudicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights; or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

17.                                 WAIVER OF JURY TRIAL. BY AGREEING TO BINDING ARBITRATION, THE BORROWER AND THE LENDER IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF A CLAIM.  FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THIS AGREEMENT TO ARBITRATE, TO THE EXTENT ANY CLAIM IS NOT ARBITRATED, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS SIXTH AMENDMENT AND THE LOAN AGREEMENT.

18.                                 No Oral Agreements.  This Sixth Amendment, the Loan Agreement, the other Loan Documents, and the other Amendment Documents constitute the entire agreement of the parties concerning the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten or oral agreements between the parties.

19.                                 Illegality or Unenforceability.  Any determination that any provision or application of this Sixth Amendment is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Sixth Amendment.

20.                                 Counterparts.  This Sixth Amendment may be executed in multiple identical counterparts, each of which when duly executed shall be deemed an original, and all of which shall be construed together as one agreement.  This Sixth Amendment will not be binding on or constitute evidence of a contract between the parties hereto until such time as a counterpart has been executed by such party and a copy thereof is delivered to each other party to this Sixth Amendment.

(Signatures and Notary Acknowledgments continue on following pages)

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Sixth Amendment to Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security Agreement under seal as of the day and year first hereinabove set forth.

EF JOHNSON TECHNOLOGIES, INC., a Delaware corporation (formerly known as EFJ, INC.)

	By:	/s/ Jana Ahlfinger Bell	(SEAL)
Name: Jana Ahlfinger Bell
Title: Executive Vice President and Chief Financial Officer

State of Texas	)
County of Dallas	) To Wit:

Acknowledged before me by Jana Ahlfinger Bell as Executive Vice President and Chief Financial Officer of EF Johnson Technologies, Inc. (formerly known as EFJ, Inc.), a Delaware corporation, this 2nd of March, 2010.

/s/ Amy M. Fritts
Notary Public

My commission expires: 11/7/2013
My registration number: 12548867-6

E.F. JOHNSON COMPANY, a Minnesota corporation

	By:	/s/ Jana Ahlfinger Bell	(SEAL)
Name: Jana Ahlfinger Bell
Title: Chief Financial Officer

State of Texas	)
County of Dallas	) To Wit:

Acknowledged before me by Jana Ahlfinger Bell as Chief Financial Officer of E.F. Johnson Company, a Minnesota corporation, this 2nd of March, 2010.

/s/ Amy M. Fritts
Notary Public

My commission expires: 11/7/2013
My registration number:  12548867-6

3e TECHNOLOGIES INTERNATIONAL, INC., a Maryland corporation

	By:	/s/ Jana Ahlfinger Bell	(SEAL)
Name: Jana Ahlfinger Bell
Title: Chief Financial Officer

State of Texas	)
County of Dallas	) To Wit:

Acknowledged before me by Jana Ahlfinger Bell as Chief Financial Officer of 3e Technologies International, Inc., a Maryland corporation, this 2nd of March, 2010.

/s/ Amy M. Fritts
Notary Public

My commission expires: 11/7/2013
My registration number: 12548867-6

BANK OF AMERICA, N.A., a national banking association

	By:	/s/ Fred P. Lucy, II	(SEAL)
Name: Fred P. Lucy
Title: Senior Vice President

State of Rhode Island	)
County of Providence	) To Wit:

Acknowledged before me by Fred P. Lucy, II as Sr. Vice President of Bank of America, N.A., this 1st day of March, 2010.

/s/ Jane A. Martin
Notary Public

My commission expires: 2/12/14
My registration number: 42760

Exhibit “A”

Form of Fifth Amendment to Revolving Note

Exhibit “B”

Form of Third Amendment to Term Note

Exhibit “C”

Form of First Amendment to Pledge Agreement